Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, July 31, 2015-- Tidewater Inc. (NYSE:TDW) announced that its Board of Directors declared on July 30, 2015, a quarterly cash dividend of $0.25 per share of common stock payable September 15, 2015, to shareholders of record on September 4, 2015.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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